THE COMPANY

1. Name of issuer: Shonghoya Intl. Group, Inc.

ELIGIBILITY

2.☒ Check this box to certify that all of the following statements are true for the issuer:

• Organized under, and subject to, the laws of a State or territory of the United States or the District of Columbia.

• Not subject to the requirement to file reports pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934.

• Not an investment company registered or required to be registered under the Investment Company Act of 1940.

• Not ineligible to rely on this exemption under Section 4(a)(6) of the Securities Act as a result of a disqualification specified in Rule 503(a) of Regulation Crowdfunding. (For more information about these disqualifications, see Question 30 of this Question and Answer format).

• Has filed with the Commission and provided to investors, to the extent required, the ongoing annual reports required by Regulation Crowdfunding during the two years immediately preceding the filing of this offering statement (or for such shorter period that the issuer was required to file such reports).

• Not a development stage company that (a) has no specific business plan or (b) hap indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies.

3.Has the issuer or any of its predecessors previously failed to comply with the ongoing reporting requirements of Rule 202 of Regulation Crowdfunding? ☐ Yes ☒ No

Explain:

DIRECTORS OF THE COMPANY

4.Provide the following information about each director (and any persons occupying a similar status or performing a similar function) of the issuer:

Name: Danping Sheng

Dates of Board Service: 11/1/2024 - Present

Principal Occupation: Manager

Employer: Suzhou Huayi Financial Consulting, Jiangsu, China

Dates of Service: 11/2015 - Present

Employer's principal business: Financial industry

List all positions and offices with the issuer held and the period of time in which the director served in the position or office:

Position: President/Director

Dates of Service: 11/01/2024 – Present

Business Experience

List the employers, titles and dates of positions held during past three years with an indication of job responsibilities:

Employer: N/A

Employer's principal business:

Title:

Dates of Service:

Responsibilities:

Name: Junhua Guo

Dates of Board Service: 11/01/2024 - Present

Principal Occupation: Professor

Employer: California State University Bakersfield

Dates of Service: 8/2014 - Present

Employer's principal business: computer software

List all positions and offices with the issuer held and the period of time in which the director served in the position or office:

Position: Secretary/Treasurer/Director

Dates of Service: 11/01/2024 – Present

Business Experience

List the employers, titles and dates of positions held during past three years with an indication of job responsibilities:

Employer:

Employer's principal business:

Title:

Dates of Service:

Responsirilities:

OFFICERS OF THE COMPANY

5.Provide the following information about each officer (and any persons occupying a similar status or performing a similar function) of the issuer:

Name: Danping Sheng

Title: CEO

Dates of Service: 11/01/2024 - Present

Responsibilities: Management

Business Experience

List any other employers, titles and dates of positions held during past three years with an indication of job responsibilities:

Employer: Suzhou Huayi Financial Consulting, Jiangsu, China

Employer's principal business: Financial industry

Title: Manager

Dates of Service: 11/2015 - present

Responsibilities: Support and guide companies in early-stage shareholding reforms, equity incentives, and IPOs.

Name: Junhua Guo

Title: CFO

Dates of Service: 11/01/2024 - Present

Responsibilities: Management

Business Experience

List the employers, titles and dates of positions held during past three years with an indication of job responsibilities:

Employer:

Employer's principal business:

Title:

Dates of Service:

Responsibilities:

PRINCIPAL SECURITY HOLDERS

6.Provide the name and ownership level of each person, as of the most recent practicable date, who is the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of the voting power.

Name of Holder	No. and Class of Securities Now Held	% of Voting Power Prior to Offering
Wen-Chun Chen	19,508,000 shares of Common Stock	47%
Yu-Min Wu	9,508,000 shares of Common Stock	23%
Chen-Yu Yang	1,810,000 shares of Common Stock	4.4%

BUSINESS AND ANTICIPATED BUSINESS PLAN

7.Describe in detail the business of the issuer and the anticipated business plan of the issuer.

Shonghoya Intl. Group, Inc. (the "Company") was incorporated in the state of Nevada on April 27, 2005, as Puppy Zone Enterprises, Inc. The Company changed its name to Actiga Corp. on January 7, 2008, to Avisio, Inc. on August 20, 2009, to Deal a Day Group Corp. on November 3, 2011, and to Shonghoya Intl. Group, Inc. on May 22, 2020. The Company's fiscal year-end is December 31.

On April 23, 2021, the Company entered into a Purchase and Sale Agreement (the "Agreement") by and between the Company and the Ms. Wen-Chun Chen (the "Seller"), which Agreement provides for the purchase of 100% of the equity of Shonghoya Int'l Trading Co., a Taiwan corporation for the amount of $110,000, paid by Ms. Chen. Shonghoya Int'l Trading Co. ("SHTL"), were under common control before the acquisition. Shonghoya develops and sales of negative ion products and equipments using the elements endowed by nature to heal and relax the body through deep perspiration and bathing of negative ions. The Company operates ten (10) wellness centers in Asia for marketing and sales.

The Company ceased filing reports through OTCMarkets after the second quarter of 2022 and fell out of compliance with filings required by NVSOS as of April 30, 2024. In August 2024, Mr. Junhua Guo, a shareholder, attempted to contact the previous management to urge them to update the Company's filing status. When no action was taken, he filed a custodian petition (case no. A-24-902686-C) with the Eighth Judicial District Court of Clark County, Nevada, on September 27, 2024. The Court approved his petition on October 31, 2024. Subsequently, Mr. Guo appointed Mr. Danping Sheng as the Company's President, CEO, and a director, while assuming the roles of CFO, Secretary, Treasurer, and a director himself.

Shonghoya Intl. Group, Inc.'s new leadership is strategically pivoting the company by spinning off its subsidiary, Shonghoya Int'l Trading Co., to focus on launching an innovative AI-driven investor matchmaking platform. This platform leverages advanced analytics, sentiment analysis, and automated due diligence to connect startups with aligned investors, simplifying the capital-raising process. To support this transition, the Company plans to raise additional funds, reestablish compliance with OTCMarkets, and undergo a rebranding to position itself as a leader in financial technology. With a scalable subscription-based revenue model and a mission to empower startups worldwide, Shonghoya is set to transform the landscape of capital raising.

RISK FACTORS

A crowdfunding investment involves risk. You should not invest any funds in this offering unless you can afford to lose your entire investment.

In making an investment decision, investors must rely on their own examination of the issuer and the terms of the offering, including the merits and risks involved. These securities have not been recommended or approved by any federal or state securities commission or regulatory authority. Furthermore, these authorities have not passed upon the accuracy or adequacy of this document.

The U.S. Securities and Exchange Commission does not pass upon the merits of any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering document or literature.

These securities are offered under an exemption from registration; however, the U.S. Securities and Exchange Commission has not made an independent determination that these securities are exempt from registration.

8.Discuss the material factors that make an investment in the issuer speculative or risky:

Risks Related to Our Business and Strategy

There is no basis for shareholders to evaluate the possible merits or risks of the Company's business. To the extent that the Company develops and markets virtual restaurants, the Company will become subject to numerous rinks. Although Management will endeavor to evaluate the risks inherent in the business we are targeting, there can be no assurance that Management will properly ascertain or assess all such risks.

We will require additional financing to support our on-going operations.

We will require equity and/or debt financing to support on-going operations, to undertake capital expenditures or to undertake acquisitions or other business combination transactions. A number of factors could cause us to incur higher borrowing costs and experience greater difficulty accessing public and private markets for debt. These factors include disruptions or declines in the global capital markets and/or a decline in our financial performance, outlook, or credit ratings. There can be no assurance that additional financing will be available to us when needed or on terms that are acceptable. Our inability to raise financing to fund on-going operations, capital expenditures or acquisitions may adversely affect our ability to fund our operations, meet contractual commitments, make future investments or desirable acquisitions, or respond to competitive challenges and may have a material adverse effect upon our business, results of operations, financial condition or prospects.

If additional funds are raised through further issuances of equity or convertible debt securities, existing shareholders could suffer significant dilution, and any new equity securities issued could have rights, preferences, and privileges superior to those of holders of Common Stock. Any debt financing secured in the future could involve restrictive covenants relating to capital raising activities and other financial and operational matters, which may make it more difficult for us to obtain additional capital and to pursue business opportunities, including potential acquisitions.

The Company has a limited operating history since being acquired through custodial proceedings and very limited resources . There is substantial doubt about our ability to continue as a going concern, which may hinder our ability to obtain new financing.

Since being acquired through custodial proceedings, the Company's operations have been limited. The Company has had lowest experience in the targeted industry and the management team has minimal experience developing relevant business ventures.

There is no cash available in account for operation. Our financial statements have been prepared under the assumption that we will continue as a going concern for the next twelve months. Our ability to continue as a going concern is dependent upon our ability to obtain additional equity or debt financing, reduce expenditures, and generate significant revenue. Our financial statements did not include any adjustments that might result from the outcome of this uncertainty. The reaction of investors to the inclusion of a going concern statement by our auditors, and our potential inability to continue as a going concern, in future years could materially adversely affect our share price and our ability to raise new capital or enter into strategic alliances. Furthermore, we also could be required to seek funds through arrangements with collaborative partners or otherwise that may require us to relinquish rights to some of our technologies or product candidates or otherwise agree to terms unfavorable to us.

Dependence on key personnel

The Company is dependent upon the continued services of Management. To the extent that their services become unavailable, the Company will be required to obtain other qualified personnel and there can be no assurance that it will be able to recruit qualified persons upon acceptable terms. The Company's officers and directors do allocate their time to other business activities, thereby causing conflicts of interest as to how much time to devote to the Company's affairs. This could have a negative impact on the Company's ability to consummate a business combination in a timely manner, if at all.

The Company's officers and directors are not required to commit their full time to the Company's affairs, which may result in a conflict of interest in allocating their time between tie Company's business and other businesses. Management of the Company is engaged in other business endeavors and is not obligated to contribute any specific number of their hours per week to the Company's affairs. If Management's other business affairs require them to devote more time to such affairs, it could limit his ability to devote time to the Company's affairs and could have a negative impact on the Company's ability to succeed. Furthermore, we do not have an employment agreement with our officers and directors. The Company may be unable to obtain additional financing which could compel the Company to restructure or cease operations entirely.

Financing requirements to fund operations associated with reporting obligations under the Exchange Act

The Company has no revenues and is dependent upon the willingness of the Company's Management to fund the costs associated with the reporting obligations under the Exchange Act, other administrative costs associated with the Company's corporate existence and expenses related to the Company's business objectives. The Company believes that it will have sufficient financial resources from its Management to continue to pay accounting and other professional fees and other miscellaneous expenses that may be required until the Company commences business operations.

We are dependent upon interim funding provided by management or an affiliated party to pay professional fees and expenses. Our management team have provided funding, without formal agreement, as has been required to pay for administrative expenses of the Company. Our operations have been funded through advances from our management and we expect those advances to continue. We have no formal agreement with our management to provide additional funding. The failure of the company to receive additional funds will significantly impair the company's abilities to operate and meet its reporting obligations. Based on our officers and directors' commitment to fund our operations, we believe that we will be able to continue as a going concern until such time as we secure outside financing or generate sufficient revenues from operations.

The Company has no "Independent Director", so actions taken and expenses incurred by our officer and director on behalf of the Company will generally not be subject to "Independent Review".

Our officers are on the board of directors and they do not receive compensation for services rendered prior to or in connection with our business, they may receive reimbursement for out-of-pocket expenses incurred by then in connection with activities on the Company's behalf. There is no limit on the amount of these out-of-pocket expenses and there will be no review of the reasonableness of the expenses by anyone other than our board of directors, which consists of three directors who may seek reimbursement. If our directors will not be deemed " independent," they will generally not have the benefit of independent directors examining the propriety of expenses incurred on our behalf and subject to reimbursement. Although the Company believes that all actions taken by our directors on the Company's behalf will be in the Company's best interests, the Company cannot assure the investor that this will actually be the case. If actions are taken, or expenses are incurred that are actually not in the Company's best interests, it could have a material adverse effect on our business and plan of operation and the price of our stock held by the public stockholders.

If we fail to obtain the capital necessary to fund our operations, we will be unable to continue our operations and you will likely lose your entire investment.

We will need to continue to seek capital from time to time to continue to execute our business plan. Our business or operations may change in a manner that would consume available funds more rapidly than anticipated and substantial additional funding may be required to maintain operations, fund expansion, develop new or enhanced products, acquire complementary products, business or technologies or otherwise respond to competitive pressures and opportunities. In addition, we may need to accelerate the growth of our sales capabilities beyond what is currently envisioned, and this would require additional capital. However, we may not be able to secure funding when we need it or on favorable terms.

If we cannot raise adequate funds to satisfy our capital requirements, we will have to curtail or cease our operations. Even if we can raise additional funding, we may be required to do so on terms that are dilutive to you. The capital markets have been unpredictable in the recent past. The amount of capital that a company such as ours is able to raise often depends on variables that are beyond our control. As a result, we may not be able to secure financing on terms attractive to us, or at all. If we are able to consummate a financing arrangement, the amount raised may not be sufficient to meet our future needs. If adequate funds are not available on acceptable terms, or at all, our business, including our results of operations, financial condition, and our continued viability will be materially adversely affected.

We will likely incur significant costs and obligations in relation to our ongoing and anticipated business operations.

We expect to incur significant ongoing costs and obligations related to our investment in infrastructure and growth and regulatory compliance, which could have a material adverse impact on our results of operations, financial condition, and cash flows. In addition, future changes in regulations, more vigorous enforcement thereof or other unanticipated events could require extensive changes to our operations, increased compliance costs, or give rise to material liabilities, which could have a material adverse effect on the business, results of operations, and financial condition of the company.

We face significant competition which could adversely affect our business.

The biofuel industry is highly competitive recently. We face competition from numerous national and even international entities. Many competitors have greater financial, technical, marketing, and public relations resources. Our business depends on the effectiveness of our advertising and marketing programs, including the strength of our social media presence, to attract and retain members and subscribers. Our business success depends on our ability to attract and retain customers which depends significantly on the effectiveness of our advertising and marketing practices. If our advertising and marketing campaigns do not generate a sufficient number of customers, our business, financial condition, and results of operations could be adversely affected.

Public company compliance may make it more difficult to attract and retain officers and directors.

The Sarbanes-Oxley Act and rules implemented by the SEC required changes in corporate governance practices of public companies. As a public company, these rules and regulations increase our compliance costs and make certain activities more time-consuming and costly. As a public company, these rules and regulations also make it more difficult and expensive for us to obtain director and officer liability insurance and we may at times be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. Thus, it may be more difficult for us to attract and retain qualified persons to serve on our board of directors or as executive officers, and to maintain insurance at reasonable rates, or at all.

We may engage in strategic transactions that fail to enhance shareholder value.

From time to time, we may consider possible strategic transactions, including the potential acquisitions or licensing of products or technologies or acquisition of companies, and other alternatives with the goal of maximizing shareholder value. We may never complete a strategic transaction, and in the event that we do complete a strategic transaction, implementation of such transactions may impair shareholder value or otherwise adversely affect our business. There can be no assurance that our acquisitions will perform as expected in the future. For example, we may be unable to successfully integrate the operations of and/or the acquired assets of the businesses we acquire into our operations and we may not realize the anticipated efficiencies and synergies of such acquisitions. In addition, acquisitions require significant managerial attention, which may be diverted from our other operations. If the businesses or products we acquire do not achieve their intended results, our business, financial condition, and results of operations could be materially and adversely affected.

We may not be successful in hiring and retaining key employees, including executive officers.

Our future operations and successes depend in large part upon the strength of our management team. The company relies heavily on the continued service of Danping Sheng, our Chief Executive Officer, and Junhua Guo, our Chief Financial Officer. Accordingly, if they terminate their service with us, such a departure may have a material adverse effect on our business, and our future success depends on our ability to identify, attract, hire or engage, retain and motivate others well-qualified personnel. There can be no assurance that these professionals will be available in the market, or that we will be able to retain existing professionals or meet or continue to meet their compensation requirements. Furthermore, the cost base in relation to such compensation, which may include equity compensation, may increase significantly, which could have a material adverse effect on us. Failure to establish and maintain an effective management team and workforce could adversely affect our ability to operate, grow and manage our business.

Future sales and issuances of our securities could result in additional dilution of the percentage ownership of our stockholders and could cause our share price to fall.

We expect that significant additional capital will be needed in the future to continue our planned operations, including continuing activities as an operating public company. To the extent we raise additional capital by issuing equity securities, our stockholders may experience substantial dilution. We may sell common stock, convertible securities, or other equity securities in one or more transactions at prices and in a manner, we determine from time to time. If we sell common stock, convertible securities, or other equity securities in more than one transaction, investors may be materially diluted by subsequent sales. Such sales may also result in material dilution to our existing stockholders, and new investors could gain rights superior to our existing stockholders.

Financial reporting obligations of being a public company in the United States are expensive and time-consuming, and our management will be required to devote substantial time to compliance matters.

As a publicly traded company we incur significant legal, accounting and other expenses. The obligations of being a public company in the United States require significant expenditures and place significant demands on our management and other personnel, including costs resulting from public company reporting obligations under the Securities Exchange Act of 1934 (" Exchange Act") and the rules and regulations regarding corporate governance practices, including those under the Sarbanes-Oxley Act, the Dodd-Frank Wall Street Reform, and Consumer Protection Act. These rules require the establishment and maintenance of effective disclosure and financial controls and procedures, internal control over financial reporting, and changes in corporate governance practices, among many other complex rules that are often difficult to implement, monitor, and maintain compliance with. In addition, we expect these rules and regulations to make it more difficult and more expensive for us to obtain director and officer liability insurance. Our management and other personnel will need to devote a substantial amount of time to ensure that we comply with all of these requirements and keep pace with new regulations, otherwise, we may fall out of compliance and risk becoming subject to litigation or being delisted, among other potential problems.

We have no independent directors, no board committees. This may hinder our board of directors' effectiveness in fulfilling the typical functions of a board and of committees thereof.

Currently, we have no independent directors, nor do we have an audit committee, compensation committee or nominating and corporate governance committee at this time. An independent board and audit committees, compensation committees, and nominating and corporate governance committees with independent directors play a crucial role in the corporate governance process, assessing a company's processes relating to its risks and control environment, overseeing financial reporting, preventing self-dealing by company executives and evaluating internal and independent audit processes. The lack of an independent board or committees prevents the board of directors from being independent of management in its judgments and decisions and its ability to pursue the board 's responsibilities without undue influence. We may have difficulty attracting and retaining directors with the requisite qualifications. If we are unable to attract and retain qualified, independent directors, the management of our business could be compromised. In addition, our sole director is not a "financial expert".

We do not intend to pay cash dividends on our shares of common stock so any returns will be limited to the value of our shares.

We currently anticipate that we will retain future earnings for the development, and operation, and expansion of our business and do not anticipate selling or paying any cash dividends for the foreseeable future. Any return to stockholders will therefore be limited to the increase, if any, of our share price. Our Articles of Incorporation, as amended (" Articles of Incorporation"), our Restated Bylaws, and Nevada law may have anti-takeover effects that could discourage, delay or prevent a change in control, which may cause our stock price to decline.

Our Articles of Incorporation, Bylaws, and Nevada law could make it more difficult for a third party to acquire us, even if closing such a transaction would be beneficial to our stockholders. The company is authorized to issue up to 500,000,000 shares of common stock. Provisions of our Articles of Incorporation, our Bylaws and Nevada law also could have the effect of discouraging potential acquisition proposals or making a tender offer or delaying or preventing a change in control, including changes a stockholder might consider favorable. Such provisions may also prevent or frustrate attempts by our stockholders to replace or remove our management. In particular, the Articles of Incorporation, our Bylaws and Nevada law, as applicable, among other things:

• provide the board of directors with the ability to alter the Bylaws without stockholder approval; and

• provide that vacancies on the board of directors may be filled by a majority of directors in office, although less than a quorum.

Risks Related to Our Common Stock

The Company's shares of common stock are traded from time to time on the OTC Pink Market.

Our common stock is traded with unsolicited quote on the OTC Pink Sheet Market from time to time. There can be no assurance that there will be a liquid trading market for the Company's common stock following a business combination. In the event a liquid trading market develops, there can be no assurance regarding the market price of the Company's common stock, whether such a market will provide liquidity to investors, or whether it will be sustained.

Our common stock is subject to the Penny Stock Rules of the SEC and the trading market in our common stock is limited, which makes transactions in our stock cumbersome and may reduce the value of an investment in our common stock.

The Securities and Exchange Commission has adopted Rule 3a51-1 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, Rule 15g-9 require:

• that a broker or dealer approve a person's account for transactions in penny stocks; and

• the broker or dealer receive from the investor a written agreement to the transaction, setting forth the idenmity and quantity of the penny stock to be purchased.

• In order to approve a person's account for transactions in penny stocks, the broker or dealer must:

• obtain financial information and investment experience objectives of the person; and

• make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the SEC relating to the penny stock market, which, in highlight form:

• sets forth the basis on which the broker or dealer made the suitability determination; and

• that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the "penny stock" rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

Disclosute also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Risks Related to Other Factors

Limitations on liability and indemnification matters.

As permitted by the corporate laws of the State of Nevada, we have included in our articles of incorporation and bylaws provisions requiring us to indemnify our directors and officers to the fullest extent not prohibited by Nevada law. If we are required to indemnify our directors and officers under these provisions, both for the costs of their defense in any action or to pay monetary damages upon a finding of a court or in any settlement, our business and financial condition could be materially and adversely affected.

Public health epidemics or outbreaks could adversely impact our business.

In December 2019, a novel strain of coronavirus (COVID-19) emerged in Wuhan, Hubei Province, China. While initially the outbreak was largely concentrated in China and caused significant disruptions to its economy, it has now spread to several other countries and infections have been reported globally. The extent to which the coronavirus impacts our operations will depend on future developments, which are highly uncertain and cannot be predicted with confidence, including the duration of the outbreak, new information which may emerge concerning the severity of the coronavirus, and the actions to contain the coronavirus or treat its impact, among others. In particular, the continued spread of the coronavirus globally could adversely impact our operations and could have an adverse impact on our business and our financial results.

THE OFFERING

9.What is the purpose of this offering?

The purpose of this offering is to raise funds to start business operation based on our business plan. The funds will be allocated towards platform development, marketing efforts, operational costs, and other miscellaneous expenses.

10.How does the issuer intend to use the proceeds of this offering?

If the Maximum Offering is sold, the maximum gross proceeds from this Offering will be $107,000. The net proceeds from the total Maximum Offering are expected to be approximately $98,440, after the payment of offering costs. The target offering amount is about 42% of the maximum offering. The following table represents management's best current estimate of the uses of the net proceeds received in this Offering over the course of 12 months following completion of the Offering. The distribution is based on the need for a 1-year operation.

	If Target Offering Amount Sold	If Maximum Offering Amount Stod
Total Proceeds	$ 44,940	$ 107,000
Less: Portal Success Fee of 8%	$ 3,595	$ 8,560
Net Proceeds	$ 41,345	$98,440
Use of Net Proceeds
Project Research	$ 6,000	$ 12,000
Platform Development Costs	$ 10,000	$ 25,000
Data Acquisition & Licensing	$ 15,000	$ 35,000
Platform Beta Testing	$ 2,440	$ 12,000
Other Miscellaneous (marketing, accounting, legal)	$ 7,905	$ 14,440
Total Use of Net Proceeds	$ 41,345	$ 98,440

11.(a) Did the issuer make use of any written communication or broadcast script for testing the waters either (i) under the authorization of Rule 241 within 30 days of the initial filing of the offering statement, or (ii) under the authorization of Rule 206? If so, provide copies of the materials used.

No.

(b) How will the issuer complete the transaction and deliver securities to the investors?

After the target offering amount is reached, the Company may decide to close the offerings earlier than the deadline, then the Company's stock transfer agent "Nevada Agency and Transfer Company" will transfer the Securities to the newly acquired security holders.

12.How can an investor cancel an investment commitment?

NOTE: Investors may cancel an investment commitment until 48 hours prior to the deadline identified in these offering materials.

The intermediary will notify investors when the target offering amount has been met.

If the issuer reaches the target offering amount prior to the deadline identified in the offering materials, it may close the offering early if it provides notice about the new offering deadline at least five business days prior to such new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment).

If an investor does not cancel an investment commitment before the 48-hour period prior to the offering deadline, the funds will be released ta the issuer upon closing of the offering and the investor will receive securities in exchange for his or her investment.

If an investor does not reconfirm his or her investment commitment after a material change is made to the offering, the investor's investment commitment will be cancelled and the committed funds will be returned.

OWNERSHIP AND CAPITAL STRUCTURE

The Offering

13.Describe the terms of the securities being offered.

The following description of our common stock is a summary. You should refer to our amended and restated articles of incorporation and the amendments thereto for the actual terms of our common stock.

Authorized Capital Stock

We are authorized to issue up to 1,800,000,000 shares of common stock, par value of $0.001 per share. As of the date of this Registration Statement, there are 59,151,326 shares of common stock outstanding. We are authorized to issue up to 50,000,000 shares of preferred series A stock, par value of $0.0001 per share. As of the date of this Registration Statement, there are 0 shares of preferred series A stock outstanding.

The holders of our common stock are entitled to one vote per share on all matters to be voted on by the stockholders. All shares of common stock are entitled to participate in any distributions or dividends that may be declared by the board of directors. Subject to prior rights of creditors, all shares of common stock are entitled, in the event of our liquidation, dissolution, or winding up, to participate ratably in the distribution of all our remaining assets. There are no sinking fund provisions applicable to the common stock. Our common stock has no preemptive or conversion rights or other subscription rights. Holders of our common stock are not entitled to cumulative voting of their stock in connection with the election of directors. The board of directors has the authority to issue the authorized but unissued shares of our common stock without action by the stockholders. The issuance of any such shares would reduce the percentage ownership held by existing stockholders and may dilute the book value of their shares.

14. Do the securities offered have voting rights? ☒ Yes ☐ No

15. Are there any limitations on any voting or other rights identified above? ☐ Yes ☒

Explain:

16.How may the terms of the securities being offered to be modified?

Based on Company's Bylaws, modification of terms of the securities needs to be voted by all shareholders and approved by the Board of Directors of the Company.

Restrictgons on Transfer of the Securities Being Offered

The securities being offered may not be transferred by any purchaser of such securities during the one fear period beginning when the securities were issued unless such securities are transferred:

(1)to the issuer;

(2)to an accredited investor;

(3)as part of an offering registered with the U.S. Securities and Exchange Commission; or

(4) to a member of the family of the purchaser or the equivalent, to a trust controlled by the purchaser, to a trust created for the benefit of a member of the family of the purchaser or the equivalent, or in connection with the death or divorce of the purchaser or other similar circumstance.

NOTE: The term "accredited investor" means any person who comes within any of the categories set forth in Rule 501(a) of Regulation D, or who the seller reasonably believes comes within any of such categories, at the time of the sale of the securities to that person.

The term "member of the family of the purchaser or the equivalent" includes a child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the purchaser, and includes adoptive relationships. The term " spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

Description of Issuer's Securities

17.What other securities or classes of securities of the issuer are outstanding? Describe the material terms of any other outstanding securities or classes of securities of the issuer.

C lass of Security	Securities (or Amount) Authorized	Securities (or Amount) Outsxanding	Voting Rights	other
Preferred Stock (list each class in order of preference):
Series A Preferred Stock	50,000,000	0	Yes ☒ No ☐	Yes ☒ No ☐ Entitled to 50,000,000 shares, carrying 90% of the voting rights across all stock classes
Common Stock
Common Stock	1,800,000,000	59,151,326	Yes ☒ No ☐	Yes ☐ No ☒ Common stock shareholder mt a fixed 1 share = 1 vote

18.How may the rights of the securities being offered be materially limited, diluted, or qualified by the rights of any other class of security identified above?

The 50,000,000 Series A Preferred Stock is entitled with 90% voting right across all stock classes.

19.Are there any differences not reflected above between tee securities being offered and each other class of security of the issuer? ☐ Yes ☒ No

Explain:

20.How could the exercise of rights held by the principal shareholders identified in Question 6 above affect the purchasers of the securities being offered?

None.

21.How are the securities being offered being valued? Include examples of methods for how such securities may be valued by the issuer in the future, including during subsequent corporate actions.

The Company has elected to use the Future Maintainable Earnings Valuation which is based on profitability of the business determining its value today.

22.What are the risks tc purchasers of the securities relating to minority ownership in the issuer?

The right to demand current distributions from an operating business is limited. A majority owner, if s/he is committed to avoiding any distribution to a minority owner, can usually avoid making any distributions of profits. By establishing generous reserves for future expenses, paying a salary to herself or her relatives at the high range of what is reasonable, pre-paying expenses, investing in new business or new equipment, leasing expensive cars, etc., a majority owner can spend enough that there are rarely any profits to be distributed. So long as the expenses are cot grossly unreasonable, the investor, probably, won't be able to force the company to allow you to share in any of the current income of the company.

No right to participate in any management decisions of the Company. The majority owner may make a decision that the investor thinks is bad and puts your interest in the company at risk. The investor may see the majority owner running the company into the ground. The investor can try to convince him that it is the wrong decision, but he doesn't have to take your calls.

The investor has limited rights, if any, to have your interest bought out. You may want to cash out your interest and do other things with the money. State law may give you the right to force the company to buy you out. but these rights are limited.

While the investor would be entitled to a share of any profits on the sale of the entire business, a sale can be structured in a way to avoid any payout to minority owners, such as a sale of assets over time with the proceeds reinvested in another business.

23.What are the risks to purchasers associated with corporate actions including:

• additional issuances of securities,

Following the investor's investment in the Company, the Company may sell interest to additional investors, which will dilute the percentage interest of the investor is the Company. The Investor might have the opportunity to increase its investment in the Company in such a transaction, but such an opportunity cannot be assured. The amount of additional capital needed by the Company, if any, will depend upon the maturity and the objectives of the Company.

• issuer repurchases of securities,

The company may have the authority to repurchase its securities from shareholders, which may serve to decrease any liquidity in the market for such securities, decrease the percentage interests held by other similarly situated investors to the Investor, and create pressure on the investor to sell its securities to the Company concurrently.

• a sale of the issuer or of assets of the issuer or

As a minority owner of the Company, the Investor will have limited or no ability to influence a potential sale of the Company or a substantial portion of its assets. Thus, the investor will rely upon the executive management of the Company and the Board of Directors of the Company to manage the Company so as to maximize value for shareholders.

• transactions with related parties

The Investor should be aware that there will be occasions when the Company may encounter potential conflicts of interest in its operations. On any issue involving conflicts of interest the executive management and the Board of Directors of the Company will be guided by their good faith judgment as to the Company's best interests. The Company may engage in transactions with affiliates, subsidiaries, or other related parties, which may be on terms which are not arm's-length, but will be in all cases consistent with the duties of the management of the Company to its shareholders. By acquiring an interest in the company, the investor will be deemed to have ack11owledged the existence of any such actual or potential conflicts of interest and to have waived any claim with respect to any liability arising from the existence of any such conflict of interest.

24.Describe the material terms of any indebtedness of the issuer:

Creditor Name(s)	Amount Outstanding	Madurity Date	Other Material Terms
n/a	0	n/a	See Below

Report by the end of September 30, 2024.

25.What other exempt offerings has the issuer conducted within the past three years?

Date of Offering	Exemption Relied Upon	Securitues Offered	Amount Sold	User of Proceeds
04/2022	Section 4(a)(2)	Common Stock	10,000,000 shares	Paid for the related party payable the Company owes to Ms. Chen in the amount of $1,000,000

26.Was or is the issuer or any entities controlled by or under common control with the issuer a party to any transaction since the beginning of the issuer's last fiscal year, or any currently proposed transaction, where the amount involved exceeds five percent of the aggregate the amount of capital raised by the issuer in reliance on Section 4(a)(6) of the Securities Act during the preceding 12-month period, including the amount the issuer seeks to raise in the current offering, in which any of the following persons had or is to have a direct or indirect material interest:

(1) any director or officer of the issuer;

(2)any person who is, as of the most recent practicable date, the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power;

(3)if the issuer was incorporated or organized within the past three years, and promoter of the issuer; or

(4) any immediate family member of any of the foregoing persons.

If yes, for each such transaction, disclose the following:

Specified Person	Relationship to Issuer	Nature of Interest	Amount of Interest
None			$

FINANCIAL CONDITION OF THE ISSUER

27.Does the issuer have an operating history? ☒ Yes ☐ No

28.Describe the financial condition of the issuer, including, to the extent material, liquidity, capital resources, and historical results of operations.

Financial Condition – Liquidity and Capital Resources. As of September 30, 2024, the Company has zero cash in the bank. The Company intends to raise additional funds through financing. As of September 30, 2024, the Company has debt obligations in the amount of $0.

FINANCIAL INFORMATION

29.Include the financial information specified below covering the two most recently completed fiscal years or the period(s) since inception, if shorter:

SHONGHOYA INTL. GROUP, INC.

BALANCE SHEETS (UNAUDITED)

		September 30, 2024		December 31, 2023		December 31, 2022
ASSETS
Current Assets:
Cash	$	━	$	━	$	━
Total Current Assets		━		━		━

TOTAL ASSETS	$	━	$	━	$	━

LIABILITITES AND STOCKHOLDERS' EQUITY
LIABILITITES
Current Liabilities:
Accounts payable	$	━	$	━	$	━
Due to related party		━		━		━
Accrued interest
Note payable
Total Current Liabilities		━		━		━

STOCKHOLDERS' DEFICIT
Common stock, $.001 par value; 1,800,000,000 shares authorized, 59,151,326 shares issued and outstandang at December 31, 2023		59,151		41,504		31,504
Series A Preferred Stock, $0.0001 par value, 50,000,000 shares authorized, 0 shares issued or jutstanding as of December 31, 2023		━		━		━
Additional paid-in capital		8,430,170		8,430,170		7,440,170
Accumulated deficit		(8,805,146)		(8,805,146)		(6,794,084)
Total Stockholders' Deficit		(334,212)		(350,859)		682,527
TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT		(334,212)		(350,859)		682,527

See Notes to Unaudited Finanoial Statements

SHONGHOYA INTL. GROUP, INC.

STATEMENT OF OPERATIONS (UNAUDITED)

		September 30, 2024		December 31, 2023		December 31, 2022

Revenues	$	━	$	━	$	━

Expenses		━		━		━
Professional fees
Legal fees
Interest Expense
Total Operating Expenses		━		━		━
Operating Loss		━		━		━

Net Loss	$	━	$	━	$	━

Basic and Diluted earnings per share		$(0.00)		$(0.00)		$(0.00)

Weighted Average Common Shares
Basic and Diluted		59,151,326		41,504,267		31,504,267

See Notes to Unaudited Financial Statements

SHONGHOYA INTL. GROUP, INC.

STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)

AT SEPTEMBER 30, 2024 (UNAUDITED)

For the Quarter Ended September 30, 2024
	Common Stock		Preferred Stock		Additional Paid in Capital	Accumulated Deficit	Accumulated Other Comprehensive Income (Loss)	Total Stockholder's Equity
	Shares	Par Value	Shares	Par Value
Balance – December 31, 2021	31,504,267	$ 31,504	━	━	$ 7,440,170	$ (6,794,084)	$ 4,937	$ 682,527
Change in foreigen currency translation adjustment	━	━	━	━	━	━	(22,324)	(22,324)
Net Profit (Loss)	━	━	━	━	━	$(1,311,063)	━	$(1,311,062)
Balance – December 31, 2022	41,504,267	$ 41,504	━	━	$ 8,430,170	$(8,105,146)	$(17,387)	$(350,859)
Share Issuance	17,647,059	17,647	━	━	17,647	━	━	17,647
Net Profit (Loss)	━	━	━	━	━	━	━	━
Balance – December 31, 2023	59,151,326	$ 59,151	━	━	$ 8,447,817	$(8,105,146)	━	$(334,212)
Net Profit (Loss)	━	━	━	━	━	━	━	━
Balance – September 30, 2024	59,151,326	$ 59,151	━	━	$ 8,447,817	$(8,105,146)	━	$(334,212)

See Notes to Unaudited Financial Statements

SHONGHOYA INTL. GROUP, INC.

STATEMENT OF CASH FLOWS (UNAUDITED)

		September 30, 2024		December 31, 2023		December 31, 2022
Cash Flows from Operating Activities:
Net loss	$	━	$	━	$	━
Adjustments to reconcile net loss to net cash used in operating activities
Decrease in account payable
Increase in accrued interest
Net Cash Used in Operating Activities

Cash Flows from Financing Actzvities:
Proceeds from related party debt
Account payable converted to note payable
Net Cash Provided by Financing Activities

Net Dechease in Cash
Cash and cash equivalent at the beginning of year	$	━	$	━	$	━
Cash and cash equivalent at the end of year		━		━		━

Supplemental Disclosure of Interest and Income Taxes Paii:
Interest paid during the year	$	━	$	━	$	━
Income taxes paid during the year		━		━		━

See Notes to Unaudited Financial Statements

NOTES TO UNAUDITED FINANCIAL STATEMENTS

NOTE A—BUSINESS ACTIVITY

Shonghoya Intl. Group, Inc. (the "Company") was incorporated in the state of Nevada on April 27, 2005, as Puppy Zone Enterprises, Inc. The Company changed its name to Actiga Corp. on January 7, 2008, to Avisio, Inc. on August 20, 2009, to Deal a Day Group Corp. on November 3, 2011, and to Shonghoya Intl. Group, Inc. on May 22, 2020. The Company's fiscal year-end is December 31.

On April 23, 2021, the Company entered into a Purchase and Sale Agreement (the "Agreement") by and between the Company and the Ms. Wen-Chun Chen (the "Seller"), which Agreement provides for the purchase of 100% of the equity of Shonghoya Int'l Trading Co., a Taiwan corporation for the amount of $110,000, paid by Ms. Chen. Shonghoya Int'l Trading Co. ("SHTL"), were under common control before the acquisition. Shonghoya develops and sales of negative ion products and equipments using the elements endowed by nature to heal and relax the body through deep perspiration and bathing of negative ions. The Company operates ten (10) wellness centers in Asia for marketing and sales.

The Company ceased filing reports through OTCMarkets after the second quarter of 2022 and fell out of compliance with filings required by NVSOS as of April 30, 2024. In August 2024, Mr. Junhua Guo, a shareholder, attempted to contact the previous management to urge them to update the Company's filing status. When no action was taken, he filed a custodian petition (case no. A-24-902686-C) with the Eighth Judicial District Court of Clark County, Nevada, on September 27, 2024. The Court approved his petition on October 31, 2024. Subsequently, Mr. Guo appointed Mr. Danping Sheng as the Company's President, CEO, and a director, while assuming the roles of CFO, Secretary, Treasurer, and a director himself.

Shonghoya Intl. Group, Inc.'s new leadership is strategically pivoting the company by spinning off its subsidiary, Shonghoya Int'l Trading Co., to focus on launching an innovative AI-driven investor matchmaking platform. This platform leverages advanced analytics, sentiment analysis, and automated due diligence to connect startups with aligned investors, simplifying the capital-raising process. To support this transition, the Company plans to raise additional funds, reestablish compliance with OTCMarkets, and undergo a rebranding to position itself as a leader in financial technology. With a scalable subscription-based revenue model and a mission to empower startups worldwide, Shonghoya is set to transform the landscape of capital raising.

The Company's common stock is subject to quotation on the OTC Pink Sheets under the symbol SNHO. There is currently only a limited trading market in the Company's shares nor do we believe that any active trading market has existed for approximately the last 10 years. There can be no assurance that there will be an active trading market for our securities following the effective date of this registration statement under the Exchange Act. In the   event that an active trading market commences, there can be no assurance as to the market price of our shares of common stock, whether any trading market will provide liquidity to investors, or whether any trading market will be sustained.

The Company qualifies as an "emerging growth company," as defined in Section 2(a)(19) of the Securities Act and it may choose to follow disclosure requirements that are scaled for newly public companies.

A company qualifies as an emerging growth company if it has total annual gross revenues of less than $1.07 billion during its most recently completed fiscal year and, as of December 8, 2011, had not sold common equity securities under a registration statement. A company continues to be an emerging growth company for the first five fiscal years after it completes an IPO, unless one of the following occurs:

●	its total annual gross revenues are $1.07 billion or more;
●	it has issued more than $1 billion in non-convertible debt in the past three years; or
●	it becomes a "large accelerated filer," as defined in Exchange Act Rule 12b-2

Emerging growth companies are permitted:

●	to include less extensive narrative disclosure than required of other reporting companies, particularly in the description of executive compensation;
●	to provide audited financial statements for two fiscal years, in contrast to other reporting companies, which must provide audited financial statements for three fiscal years;
●	not to provide an auditor attestation of internal control over financial reporting under Sarbanes-Oxley Act Section 404(b);
●	to defer complying with certain changes in accounting standards; and
●	to use test-the-waters communications with qualified institutional buyers and institutional accredited investors

The Company's fiscal year end is December 31 st.

NOTE B—GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates continuity of operations, the realization of assets, and liquidation of liabilities in the normal course of business.

Ar reflected in the accompanying financial statements, the Company had an accumulated deficit at September 30, 2024 of $334,212 and its liabilities exceeded its assets. These factors among others raise substantial doubt about the Company's ability to continue as a going concern.

While the Company is attempting to commence operations and generate revenues, the Company's cash position may not be significant enough to support the Company's daily operations. Management intends to raise additional funds by way of a public or private offering. Management believes that the actions presently being taken to further implement its business plan and generate revenues provide the opportunity for the Company to continue as a going concern. While the Company believes in the viability of its strategy to generate revenues and in its ability to raise additional funds, there can be no assurances to that effect. The ability of the Company to continue as a going concern is dependent upon the Company's ability to further implement its business plan and generate revenues.

The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

NOTE C—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation- The financial statements included herein were prepared under Generally Accepted Accounting Principles (GAAP).

All adjustments have been made which in the opinion of management are necessary, normal, and recurring in nature for presentation.

Cash and Cash Equivalents- For purposes of the Statement of Cash Flows, the Company considers liquid investments with an original maturity of three months or less to be cash equivalents.

Management's Use of Estimates- The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates. The financial statements above reflect all of the costs of doing business.

Revenue Recognition- The Company applies paragraph 605-10-S99-1 of the FASB Accounting Standards Codification for revenue recognition. The Company recognizes revenue when it is realized or realizable and earned less estimated future doubtful accounts. The Company considers revenue realized or realizable and earned when all the following criteria are met:

(i)	persuasive evidence of an arrangement exists,
(ii)	the services have been rendered and all required milestones achieved,
(iii)	the sales price is fixed or determinable, and
(iv)	collectability is reasonably assured.

Comprehensive Income (Loss) - The Company reports Comprehensive income and its components following the guidance set forth by section 220-10 of the FASB Accounting Standards Codification which establishes standards for the reporting and display of comprehensive income and its components in the financial statements. There were no items of comprehensive income (loss) applicable to the Company during the period covered in the financial statements.

Net Income per Common Share- Net loss per common share is computed pursuant to section 264-10-45 of the FASB Accounting Standards Codification. Basic net loss per share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the period. Diluted net loss per share is computed by dividing net loss by the weighted average number of shares of common stock and potentially outstanding shares of common stock during each period.

Deferred Taxes- The Company accounts for income taxes under Section 740-10-30 of the FASB Accounting Standards Codification. Deferred income tax assets and liabilities are determined based upon differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. Deferred tax assets are reduced by a valuation allowance to the extent management concludes it is more likely than not that the assets will not be realized. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the statements of operations in the period that includes the enactment date.

Fair Value of Financial Instruments- The carrying amounts reported in the balance sheet for cash, accounts receivable, and payable approximate fair value based on the short-term maturity of these instruments.

Accounts Receivable- Accounts deemed uncollectible are written off in the year they become uncollectible. As of December 31, 2023, and 2022 the balance in Accounts Receivable was $0 and $0.

Impairment of Long-Lived Assets- The Company evaluates the recoverability of its fixed assets and other assets in accordance with section 360-10-15 of the FASB Accounting standards Codification for disclosures about Impairment or Disposal of Long-Lived Assets. Disclosure requires recognition of impairment of long-lived assets in the event the net book value of such assets exceeds its expected cash flows. If so, it is impaired and is written down to fair value, which is determined based on either discounted future cash flows or appraised values. The Company adopted the statement on inception. No impairments of these types of assets were recognized during the periods ended December 31, 2023 and 2022.

Stock-Based Compensation- The Company accounts for stock-based compensation using the fair value method following the guidance set forth in section 718-10 of the FASB Accounting Standards Codification for disclosure about Stock-Based Compensation. This section requires a public entity to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award (with limited exceptions). That cost will be recognized over the period during which an employee is required to provide service in exchange for the award- the requisite service period (usually the vesting period). No compensation cost is recognized for equity instruments for which employees do not render the requisite service.

Fair Value for Financial Assets and Financial Liabilities- The Company follows paragraph 825-10-50-10 of the FASB Accounting Standards Codification for disclosures about fair value of its financial instruments and paragraph 820-10-35-37 of the FASB Accounting Standards Codification ("Paragraph 820-10-35-37") to measure the fair value of its financial instruments. Paragraph 820-10-35-37 establishes a framework for measuring fair value in accounting principles generally accepted in the United States of America (U.S. GAAP), and expands disclosures about fair value measurements. To increase consistency and comparability in fair value measurements and related disclosures, Paragraph 820-10-35-37 establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three broad levels. The fair value hierarchy gives the highest priority to quoted pricey (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. The three levels of fair value hierarchy defined by Paragraph 820-10-35-37 are described below:

Level 1	Quoted market prices available in active markets for identical assets or liabilities as of the reporting date.
Level 2	Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.
Level 3	Pricing inputs that are generally unobservable inputs and not corroborated by market data.

The carrying amounts of the Company's financial assets and liabilities, such as cash and accrued expenses, approximate their fair values because of the short maturity of these instruments. The Company's note payable approximates the fair value of such instrument based upon management's best estimate of interest rates that would be available to the Company for similar financial arrangements on December 31, 2023 and 2022.

The Company does not have any assets or liabilities measured at fair value on a recurring or a non-recurring basis, consequently, the Company did not have any fair value adjustments for assets and liabilities measured at fair value at December 31, 2021, nor gains or losses are reported in the statement of operations that are attributable to the change in unrealized gains or losses relating to those assets and liabilities still held at the reporting date for the periods ended December 31, 2023 and 2022.

Recently Issued Accounting Pronouncements

In September 2018, the FXSB issued ASU No. 2018-07 "Compensation-Stock Compensation (Topic 718): Improvements to Nonemployee Share-Based Payment Accounting." These amendments expand the scope of Topic 718, Compensation-Stock Compensation (which currently only includes share-based payments to employees) to include share-based payments issued to nonemployees for goods or services. Consequently, the accounting for share-based payments to nonemployees and employees will be substantially aligned. The ASU supersedes Subtopic 505-50, Equity - Equity-Based Payments to Non-Employees. The guidance is effective for public companies for fiscal years, and interim fiscal periods within those fiscal years, beginning after December 15, 2018. Early adoption is permitted, but no earlier than a company's adoption date of Topic 606, Revenue from Contracts with Customers. The Company is assessing ASU 2018-07 and does not expect it to have a material impact on our accounting and disclosures.

Januarz 2019, the FASB issued ASU 2016-02, Leases (Topic 842) – ASU 2016-02 requires that a lessee recognize the assets and liabilities that arise from operating leases. A lessee should recognize, in the statement of financial position, a liability to make lease payments (the lease liability) and a right-of-use asset representing its right to use the underlying asset for the lease term. For leases with a term of twelve months or less, a lessee is permitted to make an accounting policy election by class of underlying asset not to recognize lease assets and lease liabilities. In transition, lessees and lessors are required to recognize and measure leases at the beginning of the earliest period presented using a modified retrospective approach. Public business entities should apply the amendments in ASU 2016-02 for fiscal years beginning after December 15, 2018 with a one-year deferral for Emerging Growth

Companies, including interim periods within those fiscal years (i.e., January 1, 2019, for a calendar year entity). Early application is permitted for all public business entities and all non-public business entities upoq issuance. The adoption of this standard did not have a material impact on the Company's financial position and results of operations.

In December 2019, the FASB issued ASU No. 2019-12, " Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes ("ASU 2019-12"), which is intended to simplify various aspects related to accounting for income taxes. ASU 2019-12  removes certain exceptions to the general principles in Topic 740 and also clarifies and amends existing guidance to improve consistent application. This guidance is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2020, with early adoption permitted. The Company is currently evaluating the impact of this standard on its consolidated financial statements and related disclosures.

Other pronouncements issued by the FASB or other authoritative accounting standards groups with future effective dates are either not applicable or are not expected to be significant to the Company's financial position, result of operations, or cash flows.

NOTE D—SEGMENT REPORTING

The Company follows the guidance set forth by section 280-10 of the FASB Accounting Standards Codification for reporting and disclosure on operating segments of the Company. It also requires segment disclosures about products and services, geographic areas, and major customers. The Company determined that it did not have any separately reportable operating segments as of December 31, 2023 and 2022.

NOTE E—CAPITAL STOCK

Capital Stock Issued

The Company designated and issued 1000 Series L Preferred Restricted Stock shares to its President Junhua Guo on May 5, 2021. Per Court Order, Company Management canceled 101,000,000 Common Stock shares of Mohamad Motazedi and 7,417,433 Common Stock shares of Stephen Luscko.

Authorized Capital Stock

Common Stock

The Company is authorized to issue 1,800,000,000 shares of common stock with a par value of $0.001 per share. At September 30, 2024, 59,151,326 shares were issued and outstanding.

Preferred Stock

The Company designated 50,000,000 Series A Preferred Restricted Stock shares with a par value of $0.0001 on November 5, 2024. As of September 30, 2024, 0 shares were issued and outstanding.

NOTE F—LOANS PAYABLE

Company's Board of Directors is seeking for loans for Company's operation.

NOTE G—DEBT/ACCRUED LIABILITIES AND ACCOUNTS PAYABLE

There is no debt accumulated due to Accrued Liabilities and Accounts Payable as of September 30, 2024.

NOTE H—INCOME TAX

The Company provides for income taxes under (now included under Accounting Standards Codification (ASC), 740), Accounting for Income Taxes. ASC 740 requires the use of an asset and liability approach in accounting for income taxes. Deferred tax assets and liabilities are recorded based on the differences between the financial statement and tax bases of assets and liabilities and the tax rates in effect when the differences are expected to reverse.

ASC 740 requires the reduction of deferred tax assets by a valuation allowance if, based on the weight of available evidence, it is more likely than not that some or all the deferred tax assets will not be realized. For Federal income tax purposes, the Company has net operating loss carry forwards that expire through 2030. The net operating loss carry forward as of December 30, 2023 is approximately $0 and as of December 31, 2022 is $0 approximately. The total deferred tax asset is approximately $0 for the period ending December 31, 2023, and $0 for December 31, 2022, respectively. These amounts were calculated net of amounts that management has determined would not be deductible for tax purposes.

No tax benefit has been reported in the financial statements because after evaluating our own potential tax uncertainties, the Company has determined that there are no material uncertain tax positions that have a greater than 50% likelihood of reversal if the Company were to be audited. The provision for income taxes differs from the amounts which would be provided by applying the statutory federal income tax rate of 21% to the net loss before the provision for income taxes for the following reasons: The Company is not obligated to pay State Income Taxes because it is a Nevada corporation. The Company does not currently have any tax returns open for examination.

NOTE I—SUBSEQUENT/MATERIAL EVENTS

Subsequent Events

The Company evaluated for subsequent events through the issuance date of the Company's financial statements and has determined no subsequent events have occurred.

Form **1120**
Department of the Treasury
Internal Revenue Service

U.S. Corporation Income Tax Return

For calendar year 2023 or tax year beginning 01/01, 2023, ending 12/31, 20 23

Go to *www.irs.gov/Form1120* for instructions and the latest information.

OMB No. 1545-0123

2023

A Check if:	TYPE OR PRINT		
1a Consolidated return (attach Form 851) ☐	Name	Shonghoya Intl. Group, Inc.	B Employer identification number: 27-3911608
b Life/nonlife consolidated return ☐	Number, street, and room or suite no. If a P.O. box, see instructions.	401 Ryland st, ste 200a	C Date incorporated: 04/27/20
2 Personal holding co. (attach Sch. PH) ☐	City or town, state or province, country, and ZIP or foreign postal code	Reno, NV 89502	D Total assets (see instructions): $ 0.00
3 Personal service corp. (see instructions) ☐			
4 Schedule M-3 attached ☐	E Check if: (1) ☐ Initial return (2) ☐ Final return (3) ☐ Name change (4) ☐ Address change		

Section	Line	Description	Box	Inner amount	Line	Amount
Income	1a	Gross receipts or sales	1a	0.00		
	b	Returns and allowances	1b			
	c	Balance. Subtract line 1b from line 1a			1c	0.00
	2	Cost of goods sold (attach Form 1125-A)			2	
	3	Gross profit. Subtract line 2 from line 1c			3	0.00
	4	Dividends and inclusions (Schedule C, line 23)			4	
	5	Interest			5	
	6	Gross rents			6	
	7	Gross royalties			7	
	8	Capital gain net income (attach Schedule D (Form 1120))			8	
	9	Net gain or (loss) from Form 4797, Part II, line 17 (attach Form 4797)			9	
	10	Other income (see instructions—attach statement)			10	
	11	**Total income.** Add lines 3 through 10			11	0.00
Deductions (See instructions for limitations on deductions.)	12	Compensation of officers (see instructions—attach Form 1125-E)			12	0.00
	13	Salaries and wages (less employment credits)			13	0.00
	14	Repairs and maintenance			14	
	15	Bad debts			15	0.00
	16	Rents			16	
	17	Taxes and licenses			17	
	18	Interest (see instructions)			18	0.00
	19	Charitable contributions			19	
	20	Depreciation from Form 4562 not claimed on Form 1125-A or elsewhere on return (attach Form 4562)			20	
	21	Depletion			21	
	22	Advertising			22	
	23	Pension, profit-sharing, etc., plans			23	
	24	Employee benefit programs			24	
	25	Energy efficient commercial buildings deduction (attach Form 7205)			25	
	26	Other deductions (attach statement)			26	
	27	**Total deductions.** Add lines 12 through 26			27	0.00
	28	Taxable income before net operating loss deduction and special deductions. Subtract line 27 from line 11			28	0.00
	29a	Net operating loss deduction (see instructions)	29a			
	b	Special deductions (Schedule C, line 24)	29b			
	c	Add lines 29a and 29b			29c	
Tax, Refundable Credits, and Payments	30	**Taxable income.** Subtract line 29c from line 28. See instructions			30	0.00
	31	Total tax (Schedule J, Part I, line 11)			31	0.00
	32	Reserved for future use			32	
	33	Total payments and credits (Schedule J, Part II, line 23)			33	
	34	Estimated tax penalty. See instructions. Check if Form 2220 is attached ☐			34	
	35	**Amount owed.** If line 33 is smaller than the total of lines 31 and 34, enter amount owed			35	0.00
	36	**Overpayment.** If line 33 is larger than the total of lines 31 and 34, enter amount overpaid			36	
	37	Enter amount from line 36 you want: **Credited to 2024 estimated tax**		Refunded	37	

Sign Here

Under penalties of perjury, I declare that I have examined this return, including accompanying schedules and statements, and to the best of my knowledge and belief, it is true, correct, and complete. Declaration of preparer (other than taxpayer) is based on all information of which preparer has any knowledge.

Signature of officer | Date | Title: CFO

May the IRS discuss this return with the preparer shown below? See instructions. ☐ Yes ☐ No

Paid Preparer Use Only

Print/Type preparer's name	Preparer's signature	Date	Check ☐ if self-employed	PTIN
Firm's name			Firm's EIN	
Firm's address			Phone no.	

For Paperwork Reduction Act Notice, see separate instructions. Cat. No. 11450Q Form **1120** (2023)

Form 1120 (2023) Page 2

Schedule C	Dividends, Inclusions, and Special Deductions (see instructions)	(a) Dividends and inclusions	(b) %	(c) Special deductions (a) × (b)
1	Dividends from less-than-20%-owned domestic corporations (other than debt-financed stock)		50	
2	Dividends from 20%-or-more-owned domestic corporations (other than debt-financed stock)		65	
3	Dividends on certain debt-financed stock of domestic and foreign corporations		See instructions	
4	Dividends on certain preferred stock of less-than-20%-owned public utilities		23.3	
5	Dividends on certain preferred stock of 20%-or-more-owned public utilities		26.7	
6	Dividends from less-than-20%-owned foreign corporations and certain FSCs		50	
7	Dividends from 20%-or-more-owned foreign corporations and certain FSCs		65	
8	Dividends from wholly owned foreign subsidiaries		100	
9	**Subtotal.** Add lines 1 through 8. See instructions for limitations		See instructions	
10	Dividends from domestic corporations received by a small business investment company operating under the Small Business Investment Act of 1958		100	
11	Dividends from affiliated group members		100	
12	Dividends from certain FSCs		100	
13	Foreign-source portion of dividends received from a specified 10%-owned foreign corporation (excluding hybrid dividends) (see instructions)		100	
14	Dividends from foreign corporations not included on line 3, 6, 7, 8, 11, 12, or 13 (including any hybrid dividends)			
15	Reserved for future use			
16a	Subpart F inclusions derived from the sale by a controlled foreign corporation (CFC) of the stock of a lower-tier foreign corporation treated as a dividend (attach Form(s) 5471) (see instructions)		100	
b	Subpart F inclusions derived from hybrid dividends of tiered corporations (attach Form(s) 5471) (see instructions)			
c	Other inclusions from CFCs under subpart F not included on line 16a, 16b, or 17 (attach Form(s) 5471) (see instructions)			
17	Global Intangible Low-Taxed Income (GILTI) (attach Form(s) 5471 and Form 8992)			
18	Gross-up for foreign taxes deemed paid			
19	IC-DISC and former DISC dividends not included on line 1, 2, or 3			
20	Other dividends			
21	Deduction for dividends paid on certain preferred stock of public utilities			
22	Section 250 deduction (attach Form 8993)			
23	**Total dividends and inclusions.** Add column (a), lines 9 through 20. Enter here and on page 1, line 4			
24	**Total special deductions.** Add column (c), lines 9 through 22. Enter here and on page 1, line 29b			

Form 1120 (2023)

Form 1120 (2023) Page 3

Schedule J Tax Computation and Payment (see instructions)

Part I—Tax Computation

1	Income tax. See instructions			1	
2	Base erosion minimum tax amount (attach Form 8991)			2	0.00
3	Corporate alternative minimum tax from Form 4626, Part II, line 13 (attach Form 4626)			3	
4	Add lines 1, 2, and 3			4	0.00
5a	Foreign tax credit (attach Form 1118)	5a			
b	Credit from Form 8834 (see instructions)	5b			
c	General business credit (see instructions—attach Form 3800)	5c			
d	Credit for prior year minimum tax (attach Form 8827)	5d			
e	Bond credits from Form 8912	5e			
6	**Total credits.** Add lines 5a through 5e			6	0.00
7	Subtract line 6 from line 4			7	
8	Personal holding company tax (attach Schedule PH (Form 1120))			8	0.00
9a	Recapture of investment credit (attach Form 4255)	9a			
b	Recapture of low-income housing credit (attach Form 8611)	9b			
c	Interest due under the look-back method—completed long-term contracts (attach Form 8697)	9c			
d	Interest due under the look-back method—income forecast method (attach Form 8866)	9d			
e	Alternative tax on qualifying shipping activities (attach Form 8902)	9e			
f	Interest/tax due under section 453A(c)	9f			
g	Interest/tax due under section 453(l)	9g			
z	Other (see instructions—attach statement)	9z			
10	**Total.** Add lines 9a through 9z			10	0.00
11	**Total tax.** Add lines 7, 8, and 10. Enter here and on page 1, line 31			11	0.00

Part II—Payments and Refundable Credits

12	Reserved for future use			12	
13	Preceding year's overpayment credited to the current year			13	
14	Current year's estimated tax payments			14	
15	Current year's refund applied for on Form 4466			15	( )
16	Combine lines 13, 14, and 15			16	
17	Tax deposited with Form 7004			17	
18	Withholding (see instructions)			18	
19	**Total payments.** Add lines 16, 17, and 18			19	
20	Refundable credits from:				
a	Form 2439	20a			
b	Form 4136	20b			
c	Reserved for future use	20c			
z	Other (attach statement—see instructions)	20z			
21	**Total credits.** Add lines 20a through 20z			21	
22	Elective payment election amount from Form 3800			22	
23	**Total payments and credits.** Add lines 19, 21, and 22. Enter here and on page 1, line 33			23	

Form 1120 (2023)

Form 1120 (2023) Page 4

Schedule K Other Information (see instructions)

		Yes	No
1	Check accounting method: a ☐ Cash b ☐ Accrual c ☐ Other (specify)		
2	See the instructions and enter the:		
a	Business activity code no. 624310		
b	Business activity Vocational rehabilitation services		
c	Product or service rehabilitation services		
3	Is the corporation a subsidiary in an affiliated group or a parent–subsidiary controlled group? If "Yes," enter name and EIN of the parent corporation		✓
4	At the end of the tax year:		
a	Did any foreign or domestic corporation, partnership (including any entity treated as a partnership), trust, or tax-exempt organization own directly 20% or more, or own, directly or indirectly, 50% or more of the total voting power of all classes of the corporation's stock entitled to vote? If "Yes," complete Part I of Schedule G (Form 1120) (attach Schedule G)		✓
b	Did any individual or estate own directly 20% or more, or own, directly or indirectly, 50% or more of the total voting power of all classes of the corporation's stock entitled to vote? If "Yes," complete Part II of Schedule G (Form 1120) (attach Schedule G)	✓	
5	At the end of the tax year, did the corporation:		
a	Own directly 20% or more, or own, directly or indirectly, 50% or more of the total voting power of all classes of stock entitled to vote of any foreign or domestic corporation not included on **Form 851**, Affiliations Schedule? For rules of constructive ownership, see instructions. If "Yes," complete (i) through (iv) below.		✓

(i) Name of Corporation	(ii) Employer Identification Number (if any)	(iii) Country of Incorporation	(iv) Percentage Owned in Voting Stock

		Yes	No
b	Own directly an interest of 20% or more, or own, directly or indirectly, an interest of 50% or more in any foreign or domestic partnership (including an entity treated as a partnership) or in the beneficial interest of a trust? For rules of constructive ownership, see instructions. If "Yes," complete (i) through (iv) below.		✓

(i) Name of Entity	(ii) Employer Identification Number (if any)	(iii) Country of Organization	(iv) Maximum Percentage Owned in Profit, Loss, or Capital

		Yes	No
6	During this tax year, did the corporation pay dividends (other than stock dividends and distributions in exchange for stock) in excess of the corporation's current and accumulated earnings and profits? See sections 301 and 316. If "Yes," file **Form 5452**, Corporate Report of Nondividend Distributions. See the instructions for Form 5452. If this is a consolidated return, answer here for the parent corporation and on Form 851 for each subsidiary.		✓
7	At any time during this tax year, did one foreign person own, directly or indirectly, at least 25% of the total voting power of all classes of the corporation's stock entitled to vote or at least 25% of the total value of all classes of the corporation's stock? For rules of attribution, see section 318. If "Yes," enter: (a) Percentage owned ______ and (b) Owner's country ______ (c) The corporation may have to file **Form 5472**, Information Return of a 25% Foreign-Owned U.S. Corporation or a Foreign Corporation Engaged in a U.S. Trade or Business. Enter the number of Forms 5472 attached ______		✓
8	Check this box if the corporation issued publicly offered debt instruments with original issue discount ☐ If checked, the corporation may have to file **Form 8281**, Information Return for Publicly Offered Original Issue Discount Instruments.		
9	Enter the amount of tax-exempt interest received or accrued during this tax year $		
10	Enter the number of shareholders at the end of the tax year (if 100 or fewer)		
11	If the corporation has an NOL for the tax year and is electing to forego the carryback period, check here (see instructions) ☐ If the corporation is filing a consolidated return, the statement required by Regulations section 1.1502-21(b)(3) must be attached or the election will not be valid.		
12	Enter the available NOL carryover from prior tax years (do not reduce it by any deduction reported on page 1, line 29a) $		

Form **1120** (2023)

Form 1120 (2023) Page 5

Schedule K Other Information *(continued from page 4)*

		Yes	No
13	Are the corporation's total receipts (page 1, line 1a, plus lines 4 through 10) for the tax year **and** its total assets at the end of the tax year less than $250,000?	✓	
	If "Yes," the corporation is not required to complete Schedules L, M-1, and M-2. Instead, enter the total amount of cash distributions and the book value of property distributions (other than cash) made during this tax year $		
14	Is the corporation required to file Schedule UTP (Form 1120), Uncertain Tax Position Statement? See instructions		✓
	If "Yes," complete and attach Schedule UTP.		
15a	Did the corporation make any payments that would require it to file Form(s) 1099?		✓
b	If "Yes," did or will the corporation file required Form(s) 1099?		
16	During this tax year, did the corporation have an 80%-or-more change in ownership, including a change due to redemption of its own stock?		✓
17	During or subsequent to this tax year, but before the filing of this return, did the corporation dispose of more than 65% (by value) of its assets in a taxable, non-taxable, or tax deferred transaction?		✓
18	Did this corporation receive assets in a section 351 transfer in which any of the transferred assets had a fair market basis or fair market value of more than $1 million?		✓
19	During this corporation's tax year, did the corporation make any payments that would require it to file Forms 1042 and 1042-S under chapter 3 (sections 1441 through 1464) or chapter 4 (sections 1471 through 1474) of the Code?		✓
20	Is the corporation operating on a cooperative basis?		
21	During this tax year, did the corporation pay or accrue any interest or royalty for which the deduction is not allowed under section 267A? See instructions		
	If "Yes," enter the total amount of the disallowed deductions $		
22	Does this corporation have gross receipts of at least $500 million in any of the 3 preceding tax years? (See sections 59A(e)(2) and (3).)		✓
	If "Yes," complete and attach Form 8991.		
23	Did the corporation have an election under section 163(j) for any real property trade or business or any farming business in effect during this tax year? See instructions		✓
24	Does the corporation satisfy one or more of the following? If "Yes," complete and attach Form 8990. See instructions		✓
a	The corporation owns a pass-through entity with current, or prior year carryover, excess business interest expense.		
b	The corporation's aggregate average annual gross receipts (determined under section 448(c)) for the 3 tax years preceding the current tax year are more than $29 million and the corporation has business interest expense.		
c	The corporation is a tax shelter and the corporation has business interest expense.		
25	Is the corporation attaching Form 8996 to certify as a Qualified Opportunity Fund?		✓
	If "Yes," enter amount from Form 8996, line 15 $		
26	Since December 22, 2017, did a foreign corporation directly or indirectly acquire substantially all of the properties held directly or indirectly by the corporation, and was the ownership percentage (by vote or value) for purposes of section 7874 greater than 50% (for example, the shareholders held more than 50% of the stock of the foreign corporation)? If "Yes," list the ownership percentage by vote and by value. See instructions		✓
	Percentage: By Vote By Value		
27	At any time during this tax year, did the corporation (a) receive a digital asset (as a reward, award, or payment for property or services); or (b) sell, exchange, or otherwise dispose of a digital asset (or a financial interest in a digital asset)? See instructions		✓
28	Is the corporation a member of a controlled group?		✓
	If "Yes," attach Schedule O (Form 1120). See instructions.		
29	Corporate Alternative Minimum Tax:		
a	Was the corporation an applicable corporation under section 59(k)(1) in any prior tax year?		✓
	If "Yes," go to question 29b. If "No," skip to question 29c.		
b	Is the corporation an applicable corporation under section 59(k)(1) in the current tax year because the corporation was an applicable corporation in the prior tax year?		
	If "Yes," complete and attach Form 4626. If "No," continue to question 29c.		
c	Does the corporation meet the requirements of the safe harbor method as provided under section 59(k)(3)(A) for the current tax year? See instructions	✓	
	If "No," complete and attach Form 4626. If "Yes," the corporation is not required to file Form 4626.		
30	Is the corporation required to file Form 7208 relating to the excise tax on repurchase of corporate stock (see instructions):		
a	Under the rules for stock repurchased by a covered corporation (or stock acquired by its specified affiliate)?		✓
b	Under the applicable foreign corporation rules?		✓
c	Under the covered surrogate foreign corporation rules?		✓
	If "Yes" to either (a), (b), or (c), complete Form 7208, Excise Tax on Repurchase of Corporate Stock. See the Instructions for Form 7208.		
31	Is this a consolidated return with gross receipts or sales of $1 billion or more and a subchapter K basis adjustment, as described in the instructions, of $10 million or more?		✓
	If "Yes," attach a statement. See instructions.		

Form **1120** (2023)

Form 1120 (2023) Page 6

Schedule L Balance Sheets per Books

Assets	Beginning of tax year (a)	(b)	End of tax year (c)	(d)
1 Cash				
2a Trade notes and accounts receivable				
b Less allowance for bad debts	( )		( )	
3 Inventories				
4 U.S. government obligations				
5 Tax-exempt securities (see instructions)				
6 Other current assets (attach statement)				
7 Loans to shareholders				
8 Mortgage and real estate loans				
9 Other investments (attach statement)				
10a Buildings and other depreciable assets				
b Less accumulated depreciation	( )		( )	
11a Depletable assets				
b Less accumulated depletion	( )		( )	
12 Land (net of any amortization)				
13a Intangible assets (amortizable only)				
b Less accumulated amortization	( )		( )	
14 Other assets (attach statement)				
15 Total assets				
Liabilities and Shareholders' Equity				
16 Accounts payable				
17 Mortgages, notes, bonds payable in less than 1 year				
18 Other current liabilities (attach statement)				
19 Loans from shareholders				
20 Mortgages, notes, bonds payable in 1 year or more				
21 Other liabilities (attach statement)				
22 Capital stock: a Preferred stock				
b Common stock				
23 Additional paid-in capital				
24 Retained earnings—Appropriated (attach statement)				
25 Retained earnings—Unappropriated				
26 Adjustments to shareholders' equity (attach statement)				
27 Less cost of treasury stock		( )		( )
28 Total liabilities and shareholders' equity				

Schedule M-1 Reconciliation of Income (Loss) per Books With Income per Return

Note: The corporation may be required to file Schedule M-3. See instructions.

1 Net income (loss) per books

2 Federal income tax per books

3 Excess of capital losses over capital gains

4 Income subject to tax not recorded on books this year (itemize):

5 Expenses recorded on books this year not deducted on this return (itemize):

a Depreciation . . . . $

b Charitable contributions . $

c Travel and entertainment . $

6 Add lines 1 through 5

7 Income recorded on books this year not included on this return (itemize):

Tax-exempt interest $

8 Deductions on this return not charged against book income this year (itemize):

a Depreciation . . $

b Charitable contributions $

9 Add lines 7 and 8

10 Income (page 1, line 28)—line 6 less line 9

Schedule M-2 Analysis of Unappropriated Retained Earnings per Books (Schedule L, Line 25)

1 Balance at beginning of year

2 Net income (loss) per books

3 Other increases (itemize):

4 Add lines 1, 2, and 3

5 Distributions: a Cash

b Stock

c Property

6 Other decreases (itemize):

7 Add lines 5 and 6

8 Balance at end of year (line 4 less line 7)

Form 1120 (2023)

CERTIFICATION

I, Danping Sheng, certify that:

[1] the financial statements of Emerging Holdings, Inc. included in this Form are true and complete in all material respects; and

[2] the tax return information of Emerging Holdings, Inc. included in this Form reflects accurately the information reported on the tax return for Shonghoya Intl. Group, Inc. filed for the fiscal years ended December 31.

/s/ Danping Sheng	11/27/2024
President and CEO	Date

30.With respect to the issuer, any predecessor of the issuer, any affiliated issuer, any director, officer, general partner, or managing member of the issuer, any beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated in the same form as described in Question 6 of this Question and Answer format, any promoter connected with the issuer in any capacity at the time of such sale, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with the such sale of securities, or any general partner, director, officer or managing member of any such solicitor, prior to May 16, 2016:

None of current management and beneficial owners are subject to an order, conviction listed as in the questionnaire below. The previous management Mr. Motazedi was involved in a "pump-dump" scheme and relevant people were prosecuted and convicted (Cause No. CV-07-2783). And one default judgment order was entered in July 2008 against the company to permanently restrain and enjoin Company from violating Sections 5(a) and 5(c) of the Securities Act of 1933, 15 U.S.C. 77e(a) and 77e(c), by, directly or indirectly, in the absence of any applicable exemption. To offer and sell securities, Company needs to file a registration statement with the Commission. Therefore, Company's new management filed this Form C with Commission to disclose Company's information to the public.

In view of the developments, Company management initiated legal action again Mr. Motazedi and Mr. Luscko in Nevada District Court (Cause No. A-21-827606-P). That court granted a motion for declaratory relief on August 10, 2021, canceling the shares of Mr. Motazedi and Mr. Luscko. The transfer agent then canceled those shares, so that, as of the present date, neither of them are shareholders or have any other connection to the Issuer.

(1) Has any such person been convicted, within 10 years (or five years, in the case of issuers, their predecessors and affiliated issuers) before the filing of this offering statement, of any felony or misdemeanor:

(i)in connection with the purchase or sale of any security? ☐ Yes ☒ No

(ii)involving the making of any false filing with the Commission? ☐ Yes ☒ No

(iii)arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☒ No

If Yes to any of the above, explain:

(2) Is any such person subject to any order, judgment or decree of any court of competent jurisdiction, entered within five years before the filing of the information required by Section 4A(b) of the Securities

Act that, at the time of filing of this offering statement, restrains or enjoins such person from engaging or continuing to engage in any conduct or practice:

(i)in connection with the purchase or sale of any security? ☐ Yes ☒ No

(ii)involving the making of any f lse filing with the Commission? ☐ Yes ☒ No

(iii)arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitation of purchasers of securities? ☐ Yes ☒ No

If Yes to any of the above, explain:

(3) Is any such person subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:

(i)at the time of the filing of this offering statement bars the person from:

(A) association with an entity regulated by such commission, authority, agency or officer? ☐ Yes ☒ No

(B) engaging in the business of securities, insurance or banking? ☐ Yes ☒ No

(C) engaging in savings association or credit union activities? ☐ Yes ☒ No

(ii)constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative or deceptive conduct and for which the order was entered within the 10-year period ending on the date of the filing of this offering statement? ☐ Yes ☒ No

If Yes to any of the above, explain:

(4) Is any such person subject to an order of the Commission entered pursuant to Section 15(b) or 15B(c) of the Exchange Act or Section 203(e) or (f) of the Investment Advisers Act of 1940 that, at the time of the filing of this offering statement:

(i)suspends or revokes such person's registration as a broker, dealer, municipal securities dealer, investment adviser or funding portal? ☐ Yes ☒ No

(ii)places limitations on the activities, functions or operations of such person? ☐ Yes ☒ No

(iii)bars such person from being associated with any entity or from participating in the offering of any penny stock ? ☐ Yes ☒ No

If Yes to any of the above, explain:

(5) Is any such person subject to any order of the Commission entered within five years before the filing of this offering statement that, at the time of the filing of this offering statement, orders the person to cease and desist from committing or causing a violation or future violation of:

(i)any scienter-based anti-fraud provision of the federal securities laws, including without limitation Section 17(a)(1) of the Securities Act, Section 10(b) of the Exchange Act, Section 15(c)(1) of the Exchange Act and Section 206(1) of the Investment Advisers Act of 1940 or any other rule or regulation thereunder? ☐ Yes ☒ No

(ii)Section 5 of the Securities Act? ☐ Yes ☒ No

If Yes to either of the above, explain:

(6) Is any such person suspended or expelled from membership in, or suspended or bnrred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade? ☐ Yes ☒ No

If Yes, explain:

(7) Has any such person fil ed (as a registrant or issuer), or was any such person or was any such person named as an underwriter in, any registration statement or Regulation A offering statement filed with the Commission that, within five years before the filing of this offering statement, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is any such person, at the time of such filing, the subject of an investigation or proceeding ta determine whether a stop order or suspension order should be issued? ☐ Yes ☒ No

If Yes, explain:

(8) Is any such person subject to a United States Postal Service false representation order entered within five years before the filing of the information required by Section 4A(b) of the Securities Act, or is any such person, at the time of filing of this offering statement, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations? ☐ Yes ☒ No

If Yes, explain:

If you would have answered "Yes" to any of these questions had the conviction, order, judgment, decree, suspension, expulsion or bar occurred or been issued after May 16, 2016, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

OTHER MATERIAL INFORMATION

31.In addition to the information expressly required to be included in this Form, include:

(1)any other material information presented to investors; and

(2)such further material information, if any, as may be necessary to make the required statements, in the light of the circumstances under which they are made, not misleading.

COVID Relief Disclosures

Offering Maximum and Disclosure Requirements

In reliance on Reg. CF Rule 227.201(bb) of this relief, financial information certified by the principal executive officer of the issuer has been provided instead of financial statements reviewed by a public accountant that is independent of this issue, in setting the offering maximum $250,000.

ONGOING REPORTING

The issuer will file a report electronically with the Securities & Exchange Commission annually and post the report on the issuer's website, no later than 120 days after the end of each fiscal year covered by the report.

Once posted, the annual report may be found on the issuer's website at: www.snhoinc.com.

The issuer must continue to comply with the ongoing reporting requirements until:

(1) the issuer is required to file reports under Section 13(a) or Section 15(d) of the Exchange Act;

(2) The issuer has filed, since its most recent sale of securities pursuant to this part, at least one annual report pursuant to this section and has fewer than 300 holders of record;

(3) The issuer has filed, since its most recent sale of securities pursuant to this part, the annual reports required pursuant to this section for at least the three most recent years and has total assets that do not exceed $10,000,000;

(4) the issuer or another party repurchases all of the securities issued in reliance on Section 4(a)(6) of the Securities Act, including any payment in full of debt securities or any complete redemption of redeemable securities; or

(5) the issuer liquidates or dissolves its business in accordance with state law.

EXHIBIT

SAMPLE SUBSCRIPTION AGREEMENT

The undersigned (the "Subscriber"), desired to become a holder of common shares (the "Shares") of Shonghoya Intl. Group, Inc., a corporation organized under the laws of the state of Nevada (the "Company"); one share of Common Stock has a par value $0.001 per share. Accordingly, the Subscriber hereby agrees as follows:

1.  Subscription.

1.1 The Subscriber hereby subscribes for and agrees to accept from the Company that the number of Shares set forth on the Signature Page attached to this Subscription Agreement (the " Agreement"), in consideration of $ %%TO BE SET AS PURCHASING%% per share.   This offer to purchase is submitted in accordance with and subject to the terms and conditions described in this Subscription Agreement (the " Agreement"). The Subscriber acknowledges that the Company reserves the right, in its sole and absolute discretion, to accept or reject this subscription and the subscription will not be binding until accepted by the Company in writing.

1.2 The closing of the Subscription of Shares hereunder (the " Closing") shall occur immediately upon (i) receipt and acceptance by the Company of a properly executed Signature Page to this Agreement; and (ii) receipt of all funds for the subscription of shares hereunder.

2.   Purchase Procedure.   The Subscriber acknowledges that, in order to subscribe for Shares, he must, and he does hereby, deliver to the Company:

2.1 One (1) executed counterpart of the Signature Page attached to this Agreement together with appropriate notarization; and

2.2 A check, trade draft or media due bill in the amount set forth on the Signature Page attached to this Agreement, representing payment in full for the Shares desired to be purchased hereunder to escrow %%ESCROW COMPANY%%, made payable to the order of SHONGHOYA INTL. GROUP, INC.

3. Representations of Subscriber. By executing this Agreement, the Subscriber makes the following representations, declarations, and warranties to the Company, with the intent and understanding that the Company will rely thereon:

3.1 Such Subscriber acknowledges the public availability of the Company's current offering circular which can be viewed on the SEC Edgar Database, under the CIK number 0001300306. This offering circular is made available in the Company's most recent CF Form C filing on August 15, 2022. In this offering circular, it makes clear the terms and conditions of the offering of Common Stock and the risks associated therewith are described.

3.2 All information herein concerning the Subscriber is correct and complete as of the date hereof and as of the date of Closing.

3.3 If the Subscriber is purchasing the Shares in a fiduciary capacity for another person or entity, including without limitation a corporation, partnership, trust or any other entity, the Subscriber has been duly authorized and empowered to execute this Subscription Agreement and all other subscription documents.   Upon request of the Company, the Subscriber will provide true, complete, and current copies of all relevant documents creating the Subscriber, authorizing its investment in the Company, and/or evidencing the satisfaction of the foregoing.

4.   Applicable Law.   This Agreement shall be construed in accordance with and governed by the laws applicable to contracts made and wholly performed in the State of Nevada.

5.   Execution in Counterparts.   This Subscription Agreement may be executed in one or more counterparts.

6.   Persons Bound.   This Subscription Agreement shall, except as otherwise provided herein, inure to the benefit of and be binding on the Company and its successors and assigns and on each Subscriber and his respective heirs, executors, administrators, successors and assigns.

7.   Notices.   Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally, telegraphed, telexed, sent by facsimile transmission or sent by certified, registered or express mail, postage prepaid, to the address of each party set forth herein. Any such notice shall be deemed given when delivered personally, telegraphed, telexed or sent by facsimile transmission or, if mailed, three days after the date of deposit in the United States mails.

8.  CERTIFICATION.   THE SUBSCRIBER CERTIFIES THAT HE HAS READ THIS ENTIRE SUBSCRIPTION AGREEMENT AND THAT EVERY STATEMENT MADE BY THE SUBSCRIBER HEREIN IS TRUE AND COMPLETE.

[SIGNATURE PAGE FOLLOWS]

SUBSCJIBER SIGNATURE

The undersigned, desiring to subscribe for the number of Shares of SHONGHOYA INTL. GROUP, INC. (the " Company") as is set forth below, acknowledges that he/she has received and understands the terms and conditions of the Subscription Agreement attached hereto and that he/she does hereby agree to all the terms and conditions contained therein.

IN WITNESS WHEREOF, the undersigned has hereby executed this Subscription Agreement as of the date set forth below.

(PLEASE PRINT OR TYPE)

Number of Shares:

$%%TO BE SET AS PURCHASING%% Per Share

Total Amount of Subscription:

Exact name(s) of Subscriber(s):

Signature of Subscriber(s):

Date:

Residence or Physical Mailing Address (cannot be a P.O. Box):

Telephone Numbers (include Area Code)

Business:

Home:

Social Security or Taxpayer

Identification Number(s):

COMPANY SIGNATURE

This Subscription is accepted on %%EXECUTION_TIME_LEGAL%%

By: SHONGHOYA INTL. GROUP, INC.

%%ISSUER_SIGNATURE%%